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                                                                       Exhibit 1

                                STOCKHOLDERS AGREEMENT

          This Stockholders Agreement (this "AGREEMENT"), dated as of May 6, 1997, is entered into by and among Kaynar Technologies Inc., a Delaware corporation formerly known as Kaynar Holdings Inc. (the "COMPANY"), General Electric Capital Corporation, a New York corporation ("GECC"), Jordan A. Law, David A. Werner, LeRoy A. Dack, Robert L. Beers, the Berecz Family Trust, Joseph Varholick and the Blomberg Family Trust (each individually a "MANAGEMENT STOCKHOLDER" and collectively, the "MANAGEMENT STOCKHOLDERS").

          WHEREAS, immediately following the execution of this Agreement, the Company will make an initial public offering (the "OFFERING") of up to 2,300,000 shares of its Common Stock, par value $.01 per share (the "COMMON STOCK");

          WHEREAS, GECC is the beneficial owner of 5,206,000 shares of Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the "SERIES C PREFERRED STOCK"), which is convertible into shares of Common Stock at one-to-one conversion rate, subject to certain adjustments set forth in the Certificate of Designations (as defined below);

          WHEREAS, as a result of a recapitalization and merger exchange of the Company, GECC is the beneficial owner of 200,000 shares of Common Stock, all of which will be sold in the Offering;

          WHEREAS, the Management Stockholders beneficially own 1,394,000 shares of Common Stock in the aggregate;

          WHEREAS, the parties hereto desire to set forth their agreement as to certain matters regarding the nomination of Directors of the Company, tag-along transfer rights and registration rights granted to the Series C Preferred Stock; and

          NOW THEREFORE, in consideration of the promises, covenants and agreements contained herein, the sufficiency and adequacy of which are hereby acknowledged, and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

   SECTION 1.    OTHER DEFINITIONS AND USAGE.  As used in this Agreement:

          1.1    OTHER DEFINITIONS.

          (a) "AFFILIATE" means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (b)  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

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          (c)    "CERTIFICATE OF DESIGNATIONS" means the Certificate of
Designations relating to the Series C Preferred Stock.

     (d) "COMMON STOCKHOLDERS" means all owners of the outstanding shares of Common Stock.

     (e) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (f)    "FULLY DILUTED SHARES" means, at any given time, the sum of
(i) the outstanding Common Stock and (ii) the shares of Common Stock issuable upon conversion or exercise of all outstanding convertible securities, options and warrants convertible into, or exercisable for, Common Stock at that time or within sixty days thereafter.

          (g) "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

          (h) "REGISTRABLE SECURITIES" means (i) Common Stock issuable or issued upon conversion of Series C Preferred Stock, (ii) any Common Stock held by a Management Stockholder and (iii) any Common Stock theretofore issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Series C Preferred Stock or the Common Stock described in items (i) and (ii) above.

          (i) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Section 4 hereof, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, blue sky fees and expenses, the fees and other costs and expense of any special audits incident to or required by any such registration and the fees and other costs and expenses of any "independent" underwriter required by the rules and regulations of the National Association of Securities Dealers, Inc.; provided, however, that if any such independent underwriter is required because the underwriter selected by the Series C Stockholder is an Affiliate of, or otherwise related to, any Stockholder, such fees and other costs and expenses of the independent underwriter shall be Selling Expenses.

          (j) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or document by the Securities and Exchange Commission.

     (k)  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (l) "SELLING EXPENSES" means all underwriting discounts, selling commissions and underwriters' expense allowances applicable to the sale of Registrable Securities.


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          (m)    "SERIES C STOCKHOLDER" means GECC (so long as it owns any
Series C Preferred Stock), together with any Affiliate of GECC to whom GECC Transfers any shares of Series C Preferred Stock in accordance with the Certificate of Designations.

          (n) "STOCKHOLDER" means any Person that owns any shares of the outstanding Common Stock or Series C Preferred Stock.

          (o) The number of shares of Registrable Securities "THEN OUTSTANDING" shall be the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock which upon issuance of then exercisable or convertible securities will be, Registrable Securities.

          (p) "TRANSFER" shall mean (and correlative words shall have correlative meanings) the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security); PROVIDED, HOWEVER, that any transfer or other disposition upon foreclosure by a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

          1.2.   USAGE.

          (a) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

          (b) References to shares of capital stock "owned" by a Stockholder shall include shares of capital stock beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian or other agent.

          (c) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

     (d) References to Sections are to sections hereof, unless the context otherwise requires.

          (e) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

          (f) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

     (g) The term "hereof" and similar terms refer to this Agreement as a whole.

          (h) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 6.


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     (i)  The terms "day" and "days" refer to calendar days unless preceded by the term "business".

     SECTION 2.  NOMINATION OF DIRECTORS.

            (a) So long as the number of shares of Common Stock issuable upon conversion in full of the outstanding Series C Preferred Stock held by the Series C Stockholder represents 40% or more of the number of Fully Diluted Shares, (i) GECC shall have the right each year to designate, by written notice thereof to the Company, two individuals (who are each legally, mentally and physically capable of serving) for the Company to nominate for election to the Board of Directors at the Company's annual meeting, and the Company shall so nominate such individuals in accordance with its Bylaws and (ii) each of the Company's Audit and Compensation Committees shall include both directors so designated by GECC. GECC shall deliver any such written notice at least 60 days prior to the date set for the election of directors (or if not theretofore notified by the Company of such date, at least 60 days prior to the first anniversary of the Company's most recent annual meeting).

            (b) So long as the number of shares of Common Stock issuable upon conversion in full of the outstanding Series C Preferred Stock held by the Series C Stockholder represents 25% or more (but less than 40%) of the number of Fully Diluted Shares, (i) GECC shall have the right each year to designate, by written notice thereof to the Company, one individual (who is legally, mentally and physically capable of serving) for the Company to nominate for election to the Board of Directors at the Company's annual meeting, and the Company shall so nominate such individual in accordance with the Company's Bylaws and (ii) each of the Company's Audit and Compensation Committees shall include the director who was so designated by GECC. GECC shall deliver any such written notice at least 60 days prior to the date set for the election of directors (or if not theretofore notified by the Company of such date, at least 60 days prior to the first anniversary of the Company's most recent annual meeting).

            (c) At any time the Series C Stockholder is entitled to designate two or one nominees for the Board of Directors pursuant to Section 2(a) or 2(b), as the case may be, the Company shall identify any such nominee as the designee of the Series C Stockholder in any proxy statement, information statement or other document delivered to the Common Stockholders in which such nominees are named.

            (d) The rights granted to the Series C Stockholder pursuant to this Section 2 may not be, directly or indirectly, assigned or transferred.

     SECTION 3.  CERTAIN TRANSFER RIGHTS.

           3.1. DELIVERY OF TRANSFER NOTICE. If the Series C Stockholder proposes to Transfer, in one transaction or a series of related transactions, to one Person or "group" (as defined in Rule 13d-5 promulgated under the Exchange
Act) of Persons, Series C Preferred Stock, Common Stock or other securities representing, in the aggregate, more than 40% of the Fully Diluted Shares, and the Transferee or Transferee group is not an Affiliate of the Series C Stockholder, the Series C Stockholder shall deliver to the Company a notice that sets forth: (i) the aggregate number of shares of Common Stock to be Transferred (the "Offered Shares");


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(ii) the proposed date, time and, if known, place of Transfer; (iii) the amount and form of consideration to be received in the aggregate and on a per-share basis by the Transferring Person (before deduction for the expenses of Transfer) or, if the amount and form of consideration are not then definite, an estimate (identified as such) of the range of consideration being negotiated; (iv) the identity and address(es) of the Transferee or Transferees; (v) any other material terms and conditions of the Transfer, together with copies of any then-available Transfer documents (or the latest draft thereof) related thereto (a "TRANSFER NOTICE").

          3.2. RIGHTS. The Series C Stockholder shall not make any Transfer of the type described in Section 3.1 unless the proposed Transferee has agreed, in writing with the Company, to offer to acquire all of the outstanding Common Stock of the Company for the same per-share price (comprised of the same per share form(s) of consideration), and upon the same terms and conditions, as such offerer purchases shares from the Series C Stockholder (as required to be set forth in the Transfer Notice). Any such offer made by the proposed Transferee must remain open for at least 30 days after receipt of the offer by the last of the Stockholders to receive the offer in accordance with Section 6. For this purpose, any tender offer by the offeror would commence upon publication in accordance with Rule 14(d)-2 promulgated under the Exchange Act.

     SECTION 4.  REGISTRATION RIGHTS.

            4.1     DEMAND REGISTRATION RIGHTS.

            (a) If the Company shall receive, at any time after the expiration of that certain Agreement, dated as of May __, 1997, between GECC and the Representatives (as defined therein) (the "Lock-up Agreement"), (i) a written request from the Series C Stockholder that the Company file a registration statement under the Securities Act covering the registration of at least 5% of the Registrable Securities then outstanding (or any lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $4,000,000) and (ii) a list of the jurisdictions in which the Series C Stockholder intends to attempt to qualify such securities under applicable state securities laws, the Company shall promptly give written notice of such request to all Management Stockholders and shall as soon as practicable file a registration statement and use its best efforts (subject to the limitations of this SECTION 4) to effect the registration under the Securities Act of the proposed Transfer of all such Registrable Securities which the Series C Stockholder requests to be registered, together with all of the Registrable Securities of any Management Stockholders who so request by notice to the Company which is given within 30 days after the notice from the Company described above. Notwithstanding the foregoing, if the Company shall furnish to the Series C Stockholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days (or, at the option of the Series C Stockholder, withdrawn without constituting a demand).

            (b) If the Series C Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwriting through an underwriter selected by the Series C Stockholder, it shall so advise the Company as a part of its request made pursuant to this


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SECTION 4, and the Company shall include such information in the written notice referred to in SECTION 4.1(A). In such event, the right of any Management Stockholder to include its Registrable Securities in such registration shall be conditioned upon such Management Stockholder's participation in such underwriting and the inclusion of such Management Stockholder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Series C Stockholder, the underwriter, the Company and such Management Stockholder) to the extent permitted herein.

            (c) The Series C Stockholder and all Management Stockholders proposing to distribute their Registrable Securities through such underwriting (together with the Company as provided in SECTION 4.3(E)) shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Series C Stockholder and reasonably acceptable to the Company. Any Management Stockholder that (i) does not elect to distribute Registrable Securities through such underwriting and (ii) beneficially owns 1% or more of the total Common Stock outstanding as of the effective date of the applicable registration statement, shall be prohibited, for a period of 90 days from such effective date, from selling, contracting to sell or otherwise disposing of any shares of Common Stock without the underwriter's prior written consent. Notwithstanding any other provisions of this SECTION 4, if the underwriter advises the Series C Stockholder in writing that marketing factors require a limitation of the number of shares to be underwritten, the Series C Stockholder shall so advise the Company, who shall so advise all Management Stockholders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Series C Stockholder, and then any remaining shares shall be allocated among the Management Stockholders pro rata based on the number of shares for which registration was requested. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

            (d) The Company is obligated to effect only two demand registrations for the Series C Stockholder pursuant to this SECTION 4.1; PROVIDED, HOWEVER, that (i) if the Company is, at the time of any request, eligible to register securities using a Registration Statement on Form S-3, the Company will be obligated to effect up to three additional demand registrations at the request of the Series C Stockholder pursuant to this SECTION 4.1 and (ii) the limitations set forth in this SECTION 4.1(D) shall not apply to any demand registrations in which the Series C Stockholder agrees to pay a pro rata share of both the Registration Expenses and the Selling Expenses, which share shall be determined by comparing the number of shares registered by the Series C Stockholder to the total number of shares included in such registration.

            (e) The rights granted to the Series C Stockholder pursuant to this Section 4.1 may not be, directly or indirectly, assigned or transferred, other than to another Series C Stockholder; provided, however, that the Series C Stockholder may, on one occasion only, Transfer one demand registration right to any one Person to whom the Series C Stockholder Transfers all or a portion of the Common Stock into which the Series C Preferred Stock is convertible.

            4.2     PIGGY-BACK REGISTRATION RIGHTS.


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            (a)     If, at any time, the Company proposes to register (including a registration effected by the Company for Stockholders other than the Series C Stockholder) any of its securities under the Securities Act in connection with the public offering of such securities (other than a registration form relating to: (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another entity; or (iii) a registration of securities proposed to be issued in exchange for, or as a right exercisable only by holders of, other securities of the Company), the Company shall promptly (but in no event later than 30 days after such notice) give GECC written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of the Series C Stockholder given within 30 days after receipt of such written notice from the Company in accordance with
SECTION 6, the Company shall, subject to the provisions of SECTION 4.3 (in the case of an underwritten offering), include in the registration statement to be filed by it under the Securities Act in connection with such offering all of the Registrable Securities that the Series C Stockholder has requested to be registered.

            (b) The right of the Series C Stockholder to "piggyback" in an underwritten public offering of the Company's securities pursuant to
SECTION 4.2(a) shall be conditioned upon the Series C Stockholder's participation in such underwriting and the inclusion of the Series C Stockholder's Registrable Securities in the underwriting to the extent provided herein. If the Series C Stockholder proposes to distribute its securities through such underwriting, the Series C Stockholder shall (together with the Company and any other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this SECTION 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Stockholders participating in the underwriting and registration, and the number of securities that may be included in the registration and underwriting shall be allocated first to the Company, and then any remaining shares shall be allocated among such Stockholders pro rata based on the number of shares for which registration was requested.

            (c) The Series C Stockholder may only exercise piggyback registration rights pursuant to Section 4.2(a) two times; provided, however, that this limitation shall not apply to any piggy back registrations in which the Series C Stockholder agrees to pay a pro rata share of both the Registration Expenses and the Selling Expenses, which share shall be determined by comparing the number of shares registered by the Series C Stockholder to the total number of shares included in such registration.

            (d) The rights granted to the Series C Stockholder pursuant to this Section 4.2 may not be, directly or indirectly, assigned or transferred, other than to another Series C Stockholder.

            4.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:


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            (a)     Prepare and file with the Securities and Exchange Commission
("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (c) Furnish to the Stockholders participating in such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as the Company believes shall be reasonably appropriate for the distribution of the securities covered by the registration statement and, with respect to registrations under Section 4.1, such jurisdictions as the Series C Stockholder shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling Stockholders and provided there is no exemption from such requirement by reason of the Company's obligation to pay such expenses pursuant to SECTION 4.5, such expenses shall be payable pro rata by the Stockholders participating in such registration, to the extent required by such jurisdiction; and

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            4.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 4 that the selling Stockholders shall furnish to the Company in writing expressly for inclusion in the registration statement, such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. In that connection, each selling Stockholder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects.

            4.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this SECTION 4 shall be borne by the Company, and all Selling Expenses shall be borne by the Company and any Stockholders of the securities so registered pro rata on the basis of the number of shares


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registered by the Company and such Stockholders.  Each Stockholder participating in any registration effected pursuant to this Section 4 shall bear all of the fees and expenses of its own counsel.

            4.6 INDEMNIFICATION. If any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Stockholder participating in the registration, the officers, directors, controlling persons and partners of each such Stockholder, and any underwriter (as defined in the Securities Act) for any such Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise from or are based upon any of the following: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will reimburse each such Stockholder, officer, director, controlling person or partner or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises from or is based upon written information furnished expressly for use in connection with such registration by any such Stockholder, underwriter or controlling person.

            (b) To the maximum extent permitted by law, each selling Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (within the meaning of the Securities Act) for the Company, any person who controls such underwriter, any other Stockholder selling securities in such registration statement or any of its directors or officers or any person who controls such other Stockholder against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or other such Stockholder or its director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise from or are based upon written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person thereof, other Stockholder, or officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 4.6(b) shall not apply to amounts paid in settlement of any such loss, claim damage,



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liability or action if such settlement is effected without the consent of the
Stockholder providing the indemnity which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this
SECTION 4.6(b) exceed the gross proceeds from the offering received by the Stockholder.

            (c)     Promptly after receipt by an indemnified party under this
SECTION 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 4.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 4.6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 4.6.

            (d) The obligations of the Company and the Stockholders under this SECTION 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement made under the terms of this Agreement.

            4.7     ADDITIONAL REGISTRATION RIGHTS.

            In addition to the registration rights granted to the Series C Stockholder pursuant to Sections 4.1 and 4.2 hereof, the Series C Stockholder shall be entitled to any other registration rights that the Company grants to any other Stockholder during the term of this Agreement, subject to the same terms and conditions on which such registration rights are granted to such other Stockholder.

          SECTION 5. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company, the Series C Stockholder and, with respect to amendments, modifications or supplements to Sections 4.2, 4.3, 4.5 and 4.6 that adversely affect such Persons, the holders of a majority of the shares of Common Stock owned in the aggregate by the Management Stockholders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a registration statement and which does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold; provided, however, that the provisions of this sentence may not be amended,


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modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          SECTION 6. NOTICES. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one business day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, or (c) five days after posting when sent by registered or certified mail (return receipt requested), addressed to the Company or a Stockholder at his, her or its address set forth on the signature pages hereof. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

          SECTION 7. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors of each of the parties.

          SECTION 8. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

          SECTION 9. CAPTIONS. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

          SECTION 10. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware.

          SECTION 11. SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

          SECTION 12. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements, understandings, commitments and practices between the parties, including all prior agreements with respect to registration rights.

          SECTION 13. TERMINATION. This agreement shall terminate on May 6, 2007. In addition, Sections 4.1 and 4.2 shall terminate at such time as the Series C Stockholder is entitled to sell Common Stock pursuant to Rule 144(k), as adopted by the SEC, or any similar rule or federal statute permitting sales without registration under the Securities Act, without regard to the holding period, volume, manner of sale or type of transaction, and without regard to whether or not the Company has then timely satisfied all of its filing requirements under the Exchange Act.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

                   KAYNAR TECHNOLOGIES INC. (formerly
                   known as KAYNAR HOLDINGS INC.)

                   By: /s/ David A. Werner
                      ---------------------
                      David A. Werner,
                      Executive Vice President



                   GENERAL ELECTRIC CAPITAL CORPORATION

                   By: /s/ PC Keenoy
                       -----------------------------------
                       Peter C. Keenoy
                       Authorized Signatory

                       /s/ Jordan A. Law
                       -----------------------------------
                           Jordan A. Law


                       /s/ David A. Werner
                       -----------------------------------
                           David A. Werner


                       /s/ Leroy A. Dack
                       -----------------------------------
                           Leroy A. Dack


                       /s/ Robert L. Beers
                       -----------------------------------
                           Robert L. Beers


                       /s/ Imre Berecz
                       -----------------------------------
                           Imre Berecz, as Trustee of the
                           Berecz Family Trust


                       /s/ Joseph M. Varholick
                       -----------------------------------
                           Joseph Varholick


                       /s/ Joseph F. Blomberg
                       -----------------------------------
                           Joseph F. Blomberg, as Trustee
                           of the Blomberg Family Trust


                                       S-1